Exhibit 99(a)

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Harleysville National Corporation

       We have audited the consolidated balance sheet of Harleysville National Corporation as of December 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harleysville National Corporation as of December 31, 1995, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Philadelphia, Pennsylvania

January 12, 1996


                               Exhibit 99(b)

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Harleysville National Corporation:

We have audited the accompanying consolidated balance sheets of Harleysville National Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, cash flows, and shareholders' equity for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Harleysville National Corporation and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended.

As discussed in note 1 to the consolidated financial statements, the Corporation has changed its method of accounting for investments in 1994 and income taxes in 1993.

KPMG PEAT MARWICK LLP

January 31, 1995
Philadelphia, Pennsylvania